Exhibit 10.4

AMENDMENT TO WARRANTS

AMENDMENT dated as of January 27, 2005 (this “Amendment”) to Warrant No. 9, Warrant No. 10 and Warrant No. 11 (the “Warrants”), each dated as of December 2, 2004, by and among eMerge Interactive, Inc. (the “Company”), and Omicron Master Trust, Cranshire Capital, LP and Steelhead Investments Ltd., respectively (the “Holders”) entered into by and among the Company and each of the Holders.

RECITALS

WHEREAS, the Company and each Holder desires that its respective Warrant be amended as set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1. Defined Terms. Any and all initially capitalized terms set forth without definition in this Amendment shall have the respective meanings ascribed thereto in the Warrant.

2. Amendments.

(a) Section 5(c) of each Warrant is amended and restated to read as follows:

“(c) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.”

(b) Section 9(c) of each Warrant is amended and restated to read as follows:

“(c) Subsequent Equity Sales.

If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while this Warrant is outstanding, shall issue any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or any other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock (“Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock, at a price per share less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then, at the option of the Holder for such exercises as it shall indicate, the Exercise Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. Notwithstanding the foregoing, no adjustment will be made under this Section 9(c) in respect of:

(A) Any grant of an option or warrant for Common Stock or issuance of any shares of Common Stock upon the exercise of any options or warrants to employees, officers and directors of or consultants to the Company pursuant to any stock option plan, employee stock purchase plan or similar plan or incentive or consulting arrangement approved by the Company’s board of directors;

(B) Any restricted stock awards approved by the Company’s Board of Directors;

(C) Any Common Stock or Common Stock Equivalents issued in connection with equipment leases or real property leases, provided that not more than $250,000 of securities is so issuable and such leases are otherwise on customary terms;

(D) Any Common Stock issued as a dividend or distribution on the Company’s Common Stock or in a transaction described in Section 9(a);

(E) Any Common Stock or Common Stock Equivalents issued as part of the purchase price of the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or a series of related transactions, all or substantially all of the assets of such other corporation or entity; provided, that such transaction is not primarily a financing transaction;

(F) Any rights or agreements to purchase Common Stock Equivalents outstanding on the date hereof and as specified in Schedule 3.1(g) to the Purchase Agreement (but not as to any amendments or other modifications to the number of Common Stock issuable thereunder, the terms set forth therein, or the exercise price set forth therein); or

(G) Any Common Stock or Common Stock Equivalents that may be issued pursuant to the Securities Purchase Agreement dated January 12, 2005, by and among the Company and the investors parties thereto.

If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues Common Stock Equivalents at a price per share that floats or resets or otherwise varies or is subject to adjustment based on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Exercise Price will be determined separately on each Exercise Date and will be deemed to equal the lowest price per share at which any holder of such Floating Price Security is entitled to acquire shares of Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

3. Effectiveness. This Amendment shall become effective on January 27, 2005.

4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together, shall constitute but one and the same instrument.

5. Otherwise Not Affected. In the event of any conflict or inconsistency between the Warrant and the provisions of this Amendment, the provisions of this Amendment shall govern. Except to the extent set forth herein with respect to the Warrant, the Warrant shall remain unaltered and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

COMPANY:

eMerge Interactive, Inc.

By:	/s/ ROBERT E. DRURY
Robert E. Drury
Executive Vice President and Chief Financial Officer

HOLDERS:

Omicron Master Trust
By:	Omicron Capital L.P., as advisor
By:	Omicron Capital Inc., its general partner

By:	/s/ BRIAN DALY
By:	Brian Daly
Title:	CFO
For:	Bruce Bernstein
Title:	Managing Partner

Steelhead Investments Ltd.
By:	HBK Investments L.P., Investment Advisor

By:	/s/ KEVIN O’NEAL
Name:	Kevin O’Neal
Title:	Authorized Signatory

Cranshire Capital, L.P.

By:	/s/ MITCHELL P. KOPIN
Name:	Mitchell P. Kopin
Title:	President – Downsview Capital, Inc.
The General Partner